Exhibit 10.17
AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT
     AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of October 25, 2006, among DB Structured Products, Inc. (“DBSP” or the “Committed Buyer”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport”), Gemini Securitization Corp., LLC (“Gemini” and, together with Aspen and Newport, each a “Noncommitted Buyer” and collectively, the “Noncommitted Buyers” and, together with the Committed Buyer, each a “Buyer” and collectively, the “Buyers”), and New Century Mortgage Corporation (“NCMC”), Home123 Corporation (“Home123”) and NC Capital Corporation (“NCCC”; together with NCMC and Home123, each a “Seller” and collectively, the “Sellers”).
W I T N E S S E T H :
     WHEREAS, the Sellers and the Buyers are parties to a certain Master Repurchase Agreement dated as of April 17, 2006 (the “Existing Agreement”; and as amended by this Amendment, the “Loan and Security Agreement”); and
     WHEREAS, the parties hereto desire to amend the Existing Agreement in the manner, and on the terms and conditions, herein provided.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:
     1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Existing Agreement shall have the meanings assigned thereto in the Existing Agreement.
     2. Amendments to Existing Agreement.
     (a) Section 1 of the Existing Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Investor Return Mortgage Loan” shall mean a Mortgage Loan which (a) a Seller is required to repurchase from a third party purchaser as a result of an early payment default or other breach of a representation or warranty and (b) is the subject of an executed Third Party Investor Release and Bailment Agreement from such third party purchaser. A Mortgage Loan shall cease to be an Investor Return Mortgage Loan when the related Asset File is delivered to the Custodian and the Custodian has executed and delivered a Trust Receipt with respect thereto.
“Third Party Investor Release and Bailment Agreement” shall mean a letter agreement from a third party in substantially the form of Exhibit H hereto
     (b) Section 3(d) of the Existing Agreement is hereby amended by adding the following at the end thereof:
, provided that the foregoing shall not apply to any Investor Return Mortgage Loans.

     (c) Section 10(A) of the Existing Agreement is hereby amended by adding the following at the end of each of the third and fourth sentences thereof:
, provided that the foregoing shall not apply to any Investor Return Mortgage Loans.
     (d) Section 11(d) of the Existing Agreement is hereby amended by adding the following at the end thereof:
Notwithstanding the foregoing, if any Seller shall repurchase a Mortgage Loan previously sold on a servicing-released basis, then a Person listed on Schedule G hereto may subservice such Mortgage Loan for a period from the date of such repurchase to a date not later than 30 days after such date of repurchase. Schedule G may be amended from time to time with the consent of the Sellers and the Buyers; the Sellers may propose amendments to Schedule G from time to time and the Buyers will not unreasonably withhold their consent to any such proposal.
     (e) Section 15(b)(i)(B) of the Existing Agreement is hereby amended by adding the following at the end thereof:
, provided that the foregoing shall not apply to any Investor Return Mortgage Loans.
     (f) Schedule B to the Existing Agreement is hereby amended by adding the following at the end of the first sentence of paragraph (y) thereof:
, provided that the foregoing shall not apply to any Investor Return Mortgage Loans.
     (g) The Existing Agreement is hereby amended by adding Exhibits G and H hereto as Exhibits G and H thereto.
     3. Limitations. The amendments set forth in Section 2 above are limited precisely as written and shall not be deemed to (x) be a consent to any waiver of, or modification of, any other term or condition of the Existing Agreement, or any of the documents referred to therein or (y) prejudice any right or rights which the Buyers may now have or may have in the future under or in connection with the Master Repurchase Agreement, or any of the documents referred to therein. Except as expressly amended hereby, the terms and provisions of the Existing Agreement shall remain in full force and effect.
     4. Fees and Expenses. The Sellers agree to promptly pay after being billed by a Buyer any legal fees and expenses incurred by such Buyer in connection with the preparation and execution of this Amendment.
     5. Representations and Warranties. Each of the parties hereto severally represents and warrants that all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) prior to the entering into of this Amendment to constitute this Amendment and the Existing Agreement as amended hereby the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws.

     6. Effectiveness. This Amendment shall become effective as of October 25, 2006, when:
     (a) each of the parties hereto shall have executed a counterpart hereof and delivered the same to the Buyers;
     (b) the Buyers shall have received executed counterparts of Amendment No. 1 to the Fee Letter and the fee set forth therein; and
     (c) the Buyers shall have received executed counterparts of Amendment No. 1 to the Loan and Security Agreement and the conditions to the effectiveness of such amendment shall have been satisfied; and
     (d) the Buyers shall have received any other documents relating to this Amendment reasonably requested by the Buyers.
     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     8. Counterparts. This Amendment may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BUYERS: DB STRUCTURED PRODUCTS, INC.
By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	Authorized Signatory

ASPEN FUNDING CORP.
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

NEWPORT FUNDING CORP.
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

GEMINI SECURITIZATION CORP., LLC

By:	Gemini Member Corp., as sole member

By:	/s/ R. Douglas Donaldson
Name: R.Douglas Donaldson
Title: Treasurer

SELLERS:

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Karl S. Weiss

Name: Karl S. Weiss
Title: Senior Vice President

HOME123 CORPORATION

By:	/s/ Karl S. Weiss

Name: Karl S. Weiss
Title: Senior Vice President

NC CAPITAL CORPORATION

By:	/s/ Karl S. Weiss

Name: Karl S. Weiss
Title: Senior Vice President